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                                                                  EXECUTION COPY



                                   AMENDMENT NO. 3


         AMENDMENT NO. 3 dated as of September 26, 1997 between FOREST OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "COMPANY"); each of the Subsidiaries of the Company that becomes a guarantor pursuant to Section 9.16 of the Second Amended and Restated Credit Agreement (as defined below) (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); each of the lenders that is a signatory hereto (individually, a "BANK" and, collectively, the "BANKS"); CHRISTIANIA BANK OG KREDITKASSE, as co-agent for the Banks (in such capacity together with its successors in such capacity, the "CO-AGENT") and THE CHASE MANHATTAN BANK, a New York bank, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

         The Company, the Banks, the Co-Agent and the Agent are parties to a Second Amended and Restated Credit Agreement dated as of January 31, 1997, as amended by Amendment No. 1 and Waiver dated April 1, 1997 and as further amended by Amendment No. 2 dated as of August 19, 1997 (as heretofore further modified and supplemented and in effect on the date hereof, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said Banks to the Company in an aggregate principal or face amount not exceeding $130,000,000. The Obligors, the Banks, the Co-Agent and the Agent wish to amend the Second Amended and Restated Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 3, terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein.

         Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Second Amended and Restated Credit Agreement shall be further amended as follows:

         2.01. References in the Second Amended and Restated Credit Agreement (including references to the Second Amended and Restated Credit Agreement amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") shall be deemed to be references to the Second Amended and Restated Credit Agreement as amended and as further

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amended hereby.

         2.02. The following definitions are hereby added in alphabetical order in Section 1.01 of the Second Amended and Restated Credit Agreement:

         "AMENDMENT NO. 3" shall mean Amendment No. 3 dated as of
September 26, 1997 to this Agreement.

         "CANADIAN FOREST SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of Canadian Forest evidenced by and in respect of the Canadian Forest Senior Subordinated Notes issued pursuant to the Canadian Forest Senior Subordinated Debt Documents.

         "CANADIAN FOREST SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Canadian Forest Senior Subordinated Notes, including the Indenture dated as of September 29, 1997 among the Company, as guarantor, Canadian Forest, as issuer, and State Street Bank and Trust Company, as trustee, as the same shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

         "CANADIAN FOREST SENIOR SUBORDINATED NOTES" shall mean Canadian Forest's 8 3/4% Senior Subordinated Notes due 2007 in an aggregate principal amount not to exceed $125,000,000.

         2.03. Section 8.14(c) of the Second Amended and Restated Credit Agreement is amended in its entirety as follows:

         "(c) None of the Restricted Subsidiaries of the Company, other than Forest I Development Company and Canadian Forest, is, on the date of Amendment No. 3, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of
         Section 9.15 hereof other than, in the case of Canadian Forest, as provided in the Canadian Forest Senior Subordinated Debt Documents."

         2.04. Section 9.07(a) of the Second Amended and Restated Credit Agreement is amended by (x) amending clause (iii) therein in its entirety as follows:

         "(iii) Subordinated Indebtedness; provided that on and after the 15th Business Day following the issuance of the Canadian Forest Senior Subordinated Notes, the aggregate principal amount of the Senior Subordinated Debt outstanding shall not exceed $11,000,000,"

and (y) by adding a new paragraph (vii) therein as set forth below, changing the existing paragraph "(vii)" to paragraph "(viii)" and deleting the word "and" at the end of paragraph (vi) therein:

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         "(vii) the Canadian Forest Senior Subordinated Debt and the Guarantee
thereof as contemplated in the Canadian Forest Senior Subordinated Debt Documents; and".


         2.05. Section 9.15 of the Second Amended and Restated Credit Agreement is amended by amending the last sentence therein in its entirety as follows:

         "The Company will not and will not permit any of its Restricted Subsidiaries to enter into any indenture, agreement, instrument or other arrangement (other than the Indenture included in the Senior Subordinated Debt Documents as initially in effect, the Indenture included in the Canadian Forest Senior Subordinated Debt Documents and the Guarantee granted by Forest in relation thereto each as initially in effect, the Funding Credit Agreement as initially in effect and the other Loan Documents (as defined therein) and the Canadian Forest Oil Credit Agreement as initially in effect and the other Loan Documents (as defined therein)) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness of the Company and its Restricted Subsidiaries, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property."

         2.06. Section 9.17 of the Second Amended and Restated Credit Agreement is amended by (x) adding the phrase "or Canadian Forest Senior Subordinated Debt" after the phrase "Senior Subordinated Debt" in clause (ii) therein and (y) adding a new clause "(v)" immediately preceding clause "(w)" therein as follows:

         "(v) the principal amount of the Indebtedness issued in exchange for or the proceeds of which are used to repay, refund, refinance or discharge or otherwise retire such Canadian Forest Senior Subordinated Debt does exceed the principal amount of such Canadian Forest Senior Subordinated Debt being refinanced;".

         2.07. Section 12 of the Second Amended and Restated Credit Agreement is amended by inserting a new Section 12.15 as follows:

         "12.15. ACKNOWLEDGEMENT OF PRIORITY OF INDEBTEDNESS. The Company represents and warrants to the Banks and the Agent that the Indebtedness hereunder and under the other Basic Documents is (a) "Senior Indebtedness of the Company" and "Senior Indebtedness of a Subsidiary Guarantor", as applicable, for the purposes of the Indenture

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         dated as of September 8, 1993 between the Company and State Street
         Bank and Trust Company (as successor to Shawmut Bank Connecticut, National Association), as supplemented and (b) "Designated Senior Indebtedness" for the purposes of the Indenture dated as of September 29, 1997 between Canadian Forest and State Street Bank and Trust Company, as trustee, as both shall, subject to Section
         9.17 hereof, be modified and supplemented and in effect from time to time."

         2.08. Schedule I of the Second Amended and Restated Credit Agreement, as in effect prior to the effectiveness of this Amendment No. 3, shall be replaced with Schedule I to this Amendment No. 3.

         2.09. Schedule III of the Second Amended and Restated Credit Agreement, as in effect prior to the effectiveness of this Amendment No. 3, shall be replaced with Schedule III to this Amendment No. 3.

         Section 3. WAIVER AND CONSENT. (a) The Company has informed the Agent, the Co-Agent and the Banks that on August 28, 1997, the Company commenced a tender offer for all $100,000,000 of the outstanding principal amount of the Senior Subordinated Debt and a solicitation of consents to certain amendments to the related Indenture (the "TENDER OFFER"). The Company has heretofore given the Agent, the Co-Agent and the Banks notice of the Tender Offer and supplied to the Agent true and complete copies of the documents evidencing the Tender Offer. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but with effect on and after the date hereof, the Agent, the Co-Agent and each of the Banks party hereto hereby waive compliance by the Company with the terms of Section 9.01(d) of the Second Amended and Restated Credit Agreement for the sole purpose of the Tender Offer.

         (b) The Company has informed the Agent, the Co-Agent and the Banks that it intends to use some of the proceeds from the issuance of the Canadian Forest Senior Subordinated Debt to fund the Tender Offer, which may constitute a refinancing of the Senior Subordinated Debt. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but with effect on and after the date hereof, the Agent, the Co-Agent and each of the Banks party hereto hereby waive compliance by the Company with the terms of Section 9.07(a)(vii) of the Second Amended and Restated Credit Agreement for the sole purpose of allowing the Company to use some of the proceeds from the issuance of the Canadian Forest Senior Subordinated Debt to fund the Tender Offer.

         (c) Subject to the satisfaction of the conditions precedent specified in Section 5 below, but with effect on and after the date hereof, the Agent, the Co-Agent and each of the Banks party hereto hereby waive compliance by the Company with the terms of Section 9.17 of the Second Amended and Restated Credit Agreement for the

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sole purpose of allowing the Company to perform the transactions described in paragraphs (i) through (iv) below: (i) the Company's Tender Offer, (ii) the Company's repurchase of the Senior Subordinated Debt pursuant to the Tender Offer, (iii) the Company depositing amounts sufficient to repurchase all of the Senior Subordinated Debt in an account held with the Trustee under the Indenture dated as of September 8, 1993 for the Senior Subordinated Debt, and
(iv) amendment, supplement or modification by the Company of the Indenture included in the Senior Subordinated Debt Documents as contemplated by the documents evidencing the Tender Offer.

         (d) The Agent, the Co-Agent and the Banks consent to the amendments, waivers and consents contained in the Amendment No. 2 to the Canadian Forest Credit Agreement and in the Amendment No. 2 to the Funding Credit Agreement.

         Section 4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lender Group that the representations and warranties set forth in Section 8 of the Second Amended and Restated Credit Agreement are true and complete on the date hereof (unless otherwise limited to an earlier date) as if made on and as of the date hereof and as if each reference in said Section 8 to "this Agreement" included reference to this Amendment No. 3.

         Section 5. CONDITIONS PRECEDENT. As provided in Sections 2 and 3 above, the amendments to the Second Amended and Restated Credit Agreement set forth in said Section 2 and waivers in said Section 3 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         5.01. EXECUTION BY ALL PARTIES. This Amendment No. 3 shall have been executed and delivered by each of the parties hereto.

         5.02. CANADIAN FOREST SENIOR SUBORDINATED NOTES. The indenture pursuant to which the Canadian Forest Senior Subordinated Notes are to be issued and the Guarantee granted by Forest in relation thereto shall be in form and substance satisfactory to the Agent.

         5.03. CANADIAN FOREST AMENDMENT AGREEMENT. The Amendment No. 2 to the Canadian Forest Credit Agreement shall have been executed and delivered by each of the parties thereto.

         5.04. OPINION OF COUNSEL. Vinson & Elkins L.L.P., special New York counsel to the Company shall have provided an opinion to the Agent, the Co-Agent and the Banks, stating that each of the Canadian Forest Senior Subordinated Debt Documents has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and Canadian Forest and is otherwise in form and substance satisfactory to the Agent.

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         5.05.  OTHER DOCUMENTS.  The Agent shall have received such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

         Section 6. MISCELLANEOUS. Except as herein provided, the Second Amended and Restated Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 3 to be duly executed and delivered as of the day and year first above written.


                             FOREST OIL CORPORATION


                             By
                                -------------------------
                                Title:

                             Address for Notices:

                             1600 Broadway
                             Suite 2200
                             Denver, Colorado 80202

                             Telecopier No.:  (303) 812-1602
                             Telephone No.:  (303) 812-1414

                             Attention:  Kenton Scroggs

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                             BANKS

                             THE CHASE MANHATTAN BANK




                             By
                                -------------------------
                                Title:

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                             CHRISTIANIA BANK OG KREDITKASSE




                             By
                                -------------------------
                                Title:

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                             CREDIT LYONNAIS NEW YORK BRANCH




                             By
                                -------------------------
                                Title:

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                             BANK OF MONTREAL




                             By
                                -------------------------
                                Title:

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                             ROYAL BANK OF CANADA




                             By
                                -------------------------
                                Title:

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                             THE CHASE MANHATTAN BANK
                               as Agent


                             By
                                -------------------------
                                Title:

                             Address for Notices to
                               Chase as Agent:

                               The Chase Manhattan Bank
                               One Chase Manhattan Plaza
                               8th Floor
                               New York, New York  10081

                             Attention:  Agency Services,
                               Sandra Miklave

                             Telecopier No.:  (212) 552-5658

                             Telephone No.:  (212) 552-7953

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                             CHRISTIANIA BANK OG KREDITKASSE,
                                as Co-Agent



                             By
                                -------------------------
                                Title:


                             Address for Notices to
                               Christiania as Co-Agent:

                               Christiania Bank OG Kreditkasse
                               11 West 42nd Street, 7th Floor
                               New York, New York  10036
                               Attention:  First Vice President

                             Telecopier No.:  (212) 827-4888

                                          Telephone No.:  (212) 827-4835

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                                                                      SCHEDULE I

                            MATERIAL AGREEMENTS AND LIENS

                             (Sections 8.12 and 9.07(b))

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                                                                   SCHEDULE III


                             SUBSIDIARIES AND INVESTMENTS

                             (Sections 8.15 and 9.08(a))